UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 29, 2014, InterMune held its Annual Meeting. Only stockholders of record as of the close of business on April 1, 2014, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 98,880,309 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. The tabulation of the stockholder votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1: The election of three directors to hold office until the 2017 annual meeting of stockholders or until his respective successor is elected:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Louis Drapeau	76,054,437	2,379,660	9,577,625
James I. Healy, M.D., Ph.D.	75,018,613	3,415,484	9,577,625
Frank Verwiel, M.D.	77,481,450	952,647	9,577,625

Proposal 2: The ratification of the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014:

Votes For	Votes Against	Abstentions
87,564,249	420,381	27,092

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Proposal 3: The non-binding advisory vote to approve named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,970,126	13,424,319	39,652	9,577,625

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2014	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman
Executive Vice President of Finance Administration and Chief Financial Officer